Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Redwood Mortgage Investors IX, LLC

San Mateo, California

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 No. 333-181953 of Redwood Mortgage Investors IX, LLC of our report dated March 30, 2016, relating to the consolidated financial statements appearing in the Company’s Annual Report to Investors on Form 10-K for the year ended December 31, 2015. We also consent to the reference to our firm under the heading “Experts” in the prospectus contained in the Registration Statement.

/S/ BDO USA, LLP

San Francisco, California

April 22, 2016